UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 28, 2018
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On September 28, 2018, the Board of Directors (the “Board”) of Ascena Retail Group, Inc. (the “Company”) appointed Carrie W. Teffner to fill the vacancy created by the previously announced retirement of Randy L. Pearce from the Board, effective as of Mr. Pearce’s retirement on October 4, 2018.

Ms. Teffner will join the Board as a member of the class of directors whose terms of office expire at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Class”). Following Ms. Teffner’s appointment, the 2018 Class consists of three directors.

Ms. Teffner will succeed and replace Mr. Pearce as chair of the Audit Committee and as a member of the Compensation and Stock Incentive Committee.

On October 4, 2018, the Company issued a press release announcing Ms. Teffner’s appointment, in addition to other Board related matters, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1Press Release dated October 4, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: October 4, 2018	By:	/s/ David Jaffe
Name: David Jaffe
Title: Chief Executive Officer (Principal Executive Officer)